EXHIBIT 99.1
FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
              SECOND QUARTER OF FISCAL YEAR 2006 FINANCIAL RESULTS

                  Quarter over Quarter Revenue Growth of 16.3%

     ATLANTA, GEORGIA, JANUARY 27, 2006 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand and real-time computing technology, today announced its results for the second quarter of fiscal year 2006.

     In the second quarter of fiscal 2006, consolidated revenue for the company aggregated $18.9 million compared to $16.2 million in the first quarter of fiscal 2006, an increase of 16.3%. Revenue from Concurrent's on-demand product line totaled $9.8 million for the second quarter of fiscal 2006 compared to $7.3 million in the first quarter of fiscal 2006, an increase of 33.7%. Revenue from the company's real-time product line totaled $9.1 million for the second quarter of fiscal 2006 compared to $8.9 million in the first quarter of fiscal 2006, an increase of 2.1%. Cash at the end of the second quarter of fiscal 2006 totaled $17.0 million, a decrease of $0.4 million from the prior quarter.

     The net loss for the second quarter of fiscal 2006 was $1.6 million, or a loss of $0.02 per fully diluted share, compared to a net loss of $2.2 million, or a loss of $0.03 per fully diluted share, in the first quarter of fiscal 2006.

     "Given the known slowdown in year-end spending in the cable industry, we are pleased to show quarter over quarter top-line growth," said Gary Trimm, Concurrent's president and chief executive officer. "We have successfully completed the integration of Everstream while holding our base operating expenses in-line. Additionally, we achieved higher overall gross margins partly due to our continued evolution to a software company. These operating results combined with the anticipated growth of both the video-on-demand business and our real-time operating system business indicate improving results in calendar 2006. Our enthusiasm is due to the huge growth in content availability for VOD, the success of near network DVR applications like "Start Over", and our recent announcement of a partnership with Novell to sell our real-time Linux operating system on the SUSE Linux release. Our real-time Linux operating system continues to gain momentum as the best high performance operating system in the market. We


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anticipate  growing  revenues  in  the coming quarters which, coupled with sound fundamentals,  should  tend  toward  positive  results."

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its second quarter fiscal 2006 results on January 27, 2006 at 10:00 a.m. E.D.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
                          ------------

ABOUT CONCURRENT
Concurrent  (www.ccur.com)  is  a  global  leader in providing digital on-demand
             ------------
systems to the broadband industry and real-time computer systems for industry and government. Concurrent's on-demand systems are widely deployed worldwide by major broadband operators and provide a flexible, comprehensive, robust solution which is utilized within the domestic and international broadband cable, DSL, and IP-based markets. The company's powerful and scalable on-demand systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition and process control for commercial and government markets. Concurrent has nearly four decades of experience in high-performance, on-demand, mission-critical solutions and provides its best of breed solutions through offices in North
America,  Europe,  Asia,  and  Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to future revenues and revenue growth, anticipated growth in the markets for our on-demand and real-time products, anticipated positive results, and the performance of our products. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Such risks and uncertainties include our ability to realize expected synergies, achieve revenue goals, and win new opportunities. In addition, the risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; the integration of Everstream; and contractual obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 2, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation, its logo and are registered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.


#  #  #


Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

                               CONCURRENT COMPUTER CORPORATION
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (IN THOUSANDS)


                                                 DECEMBER 31,    SEPTEMBER 30,     JUNE 30,
                                                     2005            2005            2005
                                                 (UNAUDITED)      (UNAUDITED)
                                                --------------  ---------------  ------------
ASSETS
  Cash and cash equivalents                     $      17,050   $       17,435   $    19,880
  Trade accounts receivable, net                       15,495           14,422        16,577
  Inventories, net                                      6,640            5,436         5,071
  Prepaid expenses and other current assets             2,176            2,176         1,084
                                                --------------  ---------------  ------------
    Total current assets                               41,361           39,469        42,612

  Property, plant and equipment, net                    6,899            7,471         8,319
  Intangible assets, net                                9,331              776           823
  Goodwill                                             15,590           10,744        10,744
  Investment in minority owned company                      -              140           140
  Other long-term assets, net                           1,086            1,193         1,339
                                                --------------  ---------------  ------------
Total assets                                    $      74,267   $       59,793   $    63,977
                                                ==============  ===============  ============

LIABILITIES
  Accounts payable and accrued expenses         $      12,667   $       10,501   $    12,055
  Notes payable to bank, current portion                  993              973           954
  Deferred revenue                                      6,706            6,593         6,692
                                                --------------  ---------------  ------------
    Total current liabilities                          20,366           18,067        19,701

  Long-term deferred revenue                            1,843            2,059         2,349
  Notes payable to bank, less current portion           1,077            1,333         1,583
  Other long-term liabilities                           2,046            2,038         1,991

STOCKHOLDERS' EQUITY
  Common stock                                            714              628           637
  Additional paid-in capital                          188,879          174,370       175,769
  Retained earnings (deficit)                        (140,242)        (138,638)     (136,455)
  Treasury stock                                          (34)               -             -
  Unearned compensation                                     -                -        (1,562)
  Accumulated other comprehensive loss                   (382)             (64)          (36)
                                                --------------  ---------------  ------------
    Total stockholders' equity                         48,935           36,296        38,353
                                                --------------  ---------------  ------------

Total liabilities and stockholders' equity      $      74,267   $       59,793   $    63,977
                                                ==============  ===============  ============

                                                     CONCURRENT COMPUTER CORPORATION
                                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                THREE MONTHS ENDED DECEMBER 31,         SIX MONTHS ENDED DECEMBER 31,
                                             -------------------------------------  -------------------------------------
                                                   2005                2004               2005                2004
                                                (Unaudited)        (Unaudited)         (Unaudited)        (Unaudited)
                                             -----------------  ------------------  -----------------  ------------------
Revenues:
  Product                                    $         12,750   $          14,721   $         23,693   $          26,308
  Service                                               6,106               5,303             11,370              11,046
                                             -----------------  ------------------  -----------------  ------------------
    Total revenues                                     18,856              20,024             35,063              37,354

Cost of sales:
  Product                                               6,084               6,880             11,452              13,547
  Service                                               2,855               3,248              5,600               6,772
                                             -----------------  ------------------  -----------------  ------------------
    Total cost of sales                                 8,939              10,128             17,052              20,319
                                             -----------------  ------------------  -----------------  ------------------

Gross margin                                            9,917               9,896             18,011              17,035

Operating expenses:
  Sales and marketing                                   4,234               4,087              8,362               8,564
  Research and development                              4,900               4,672              9,238               9,852
  General and administrative                            2,379               2,275              4,902               4,781
                                             -----------------  ------------------  -----------------  ------------------
    Total operating expenses                           11,513              11,034             22,502              23,197
                                             -----------------  ------------------  -----------------  ------------------

Operating loss                                         (1,596)             (1,138)            (4,491)             (6,162)

Loss on minority investment                                 -                (313)                 -                (313)
Other income - net                                         18                  16                777                  73
                                             -----------------  ------------------  -----------------  ------------------
Loss before income taxes                               (1,578)             (1,435)            (3,714)             (6,402)

Provision for income taxes                                 26                  12                 73                  66
                                             -----------------  ------------------  -----------------  ------------------

Net loss                                     $         (1,604)  $          (1,447)  $         (3,787)  $          (6,468)
                                             =================  ==================  =================  ==================

Basic net loss per share                     $          (0.02)  $           (0.02)  $          (0.06)  $           (0.10)
                                             =================  ==================  =================  ==================

Diluted net loss per share                   $          (0.02)  $           (0.02)  $          (0.06)  $           (0.10)
                                             =================  ==================  =================  ==================

Basic weighted average shares outstanding              70,385              62,747             66,578              62,714
                                             =================  ==================  =================  ==================

Diluted weighted average shares outstanding            70,385              62,747             66,578              62,714
                                             =================  ==================  =================  ==================